Exhibit 10.29

STOCK SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

This STOCK SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 18, 2008, is made by and among Peplin, Inc., a Delaware corporation, with headquarters located at 6475 Christie Avenue, Emeryville, California 94608 (the “Company”), and the several investors listed on Exhibit A hereto (each an “Investor,” and collectively, the “Investors”).

RECITALS

A.     The Company and the Investors are executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by Regulation S and Regulation D, as applicable, of the Securities Act of 1933, as amended (the “Securities Act”); and

B.     The Investors desire to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement (i) an aggregate of 3,980,259 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for the purchase price as set forth on Exhibit A hereto and (ii) warrants, in the form attached hereto as Exhibit B-1 with respect to Investors that are “non-U.S. Persons” within the meaning of Rule 902 of Regulation S, and in the form attached hereto as Exhibit B-2 with respect to all other Investors (collectively, the “Warrants”) to purchase up to an aggregate of 1,326,753 shares of Common Stock. Solely for descriptive purposes as set forth herein, the Shares and Warrants may be denominated as “Units,” with each Unit consisting of three Shares and a Warrant exercisable for one share of Common Stock. Subject to the transfer restrictions set forth herein, the Shares and the Warrants will be immediately separable upon issuance. The shares of Common Stock issuable upon exercise of the Warrants shall be referred to herein as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares shall collectively be referred to herein as the “Securities.”

C.     Subject to the terms and conditions set forth herein, 1,326,753 Units will be issued and sold to the Investors on the Closing Date (as defined below) for a per Unit purchase price equal to $18.14, or approximately $24,067,299 in the aggregate, with each Investor purchasing the number of Units set forth opposite such Investor’s name on Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1     Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth below:

(a)     “ASIC” means the Australian Securities and Investments Commission.

(b)     “ASX” means the ASX Limited (ACN 008 624 691).

(c)     “Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York and in Brisbane, Australia are authorized or required by law or other governmental action to close.

(d)     “CDI” means a CHESS Depositary Interests representing an interest in a Share or a Warrant Share, as the case may be.

(e)     “Commission” means the United States Securities and Exchange Commission.

(f)     “Company Counsel” means Latham & Watkins LLP, counsel to the Company.

(g)     “Corporations Act” means the Australian Corporations Act (2001) (Cth).

(h)     “Distribution Compliance Period” shall have the meaning set forth in Rules 902(f) and 903(b)(3)(iii) of Regulation S.

(i)     “dollars” or “$” shall mean United States dollars.

(j)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)     “Holder” means any Investor or any transferee or assignee thereof to whom an Investor assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Article IX hereof and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Article IX hereof.

(l)     “Listing Rules” means the ASX Listing Rules.

(m)     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(n)     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

(o)     “Registrable Securities” means all of the Shares and Warrant Shares sold pursuant to this Agreement, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization, share exchange or similar event with respect to the foregoing.

(p)     “register,” “registered” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined above) in compliance with the Securities Act and pursuant to Rule 415 of the Securities Act and the declaration or ordering of effectiveness of such Registration Statement(s) by the Commission.

(q)     “Commission Guidance” means (i) any publicly-available guidance, comment, press release or rule of general applicability of the Commission staff or (ii) written comments, requirements or requests of the Commission staff to the Company in connection with the review of a Registration Statement or otherwise.

(r)     “Short Sales” means, without limitation, all “short sales” as defined in Rule 3b-3 of the Exchange Act.

(s)     “Stockholders” means the holders of the Company’s securities as of the date hereof.

(t)     “Stockholder Approval” means the approval of the majority of the Stockholders for the issuance of the Units as contemplated herein, as required by the Listing Rules.

(u)     “Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

(v)     “U.S. Person” shall have the meaning set forth in Rule 902(k) of Regulation S.

ARTICLE II

PURCHASE AND SALE OF UNITS

2.1     Closing. Payment for the Units shall be made to the Company by each Investor in immediately available funds against delivery of such Units for the respective accounts of the several Investors at 11:00 a.m., New York City time, not later than the fourteenth (14th) Business Day following the Company obtaining the Stockholder Approval (the “Closing”). The time and date of such payment are hereinafter referred to as the “Closing Date.” Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company will issue and sell to each Investor, and each Investor will purchase from the Company, severally and not jointly, the number of Units set forth opposite the name of such Investor on Exhibit A hereto for such aggregate dollar amount as set forth opposite each Investor’s name on Exhibit A hereto (each such amount being the “Purchase Price”). The Closing shall take place at the offices of Company Counsel, at 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, or at such other location and on such other date as the Company and the Investors purchasing a majority of the Units to be purchased pursuant to this Agreement shall mutually agree (provided that written notice of any change to those details is given to all Investors).

2.2     Closing Deliveries.

(a)     At the Closing, the Company shall: (i) issue, or cause to be issued, book-entry Shares (or certificated Shares, if so requested by such Investor) in the name of such Investor, registered to the account of such Investor, on the records of the Company’s transfer agent for its Common Stock in such amounts as set forth opposite such Investor’s name on Exhibit A hereto and (ii) issue such number of Warrants being acquired by such Investor as set forth on Exhibit A hereto, subject to Section 8.3(b).

(b)     At the Closing, each Investor shall deliver or cause to be delivered to the Company such Investor’s respective Purchase Price in accordance with Section 2.1.

2.3     Pre-Closing Obligations. The Company agrees that, between the date hereof and the Closing Date, it shall carry on its business in the usual, regular and ordinary course, consistent with past practice. Without limiting the foregoing, and as an extension thereof, between the date of this Agreement and the Closing Date, the Company shall not (except with the prior written consent of the Investors purchasing a majority of the Units to be purchased pursuant to this Agreement, which consent shall not be unreasonably withheld):

(a)     enter into, amend or terminate, any material contract to which the Company is a party, or enter into (or make any binding commitment to enter into) any other obligation which could reasonably be expected to have a Material Adverse Effect (as defined herein) on the Company;

(b)     sell any shares of Common Stock, or securities convertible into shares of Common Stock, at a per share purchase price less than $7.00 per share of Common Stock;

(c)     increase, reduce or otherwise alter its share capital or grant any options for the issue of Common Stock or other securities of the Company, other than pursuant to the Company’s 2007 Incentive Award Plan and the issuance of Common Stock in connection with the acquisition of Neosil, Inc., on the terms announced by the Company on June 10, 2008; or

(d)     declare or pay a dividend on its Common Stock or any other securities of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each of the Investors that as at the date of this Agreement and as of the Closing Date that:

3.1     Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own, lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, capitalization, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement and the transactions contemplated hereby (as used in this Agreement, any of (i), (ii) or (iii), shall be referred to as a “Material Adverse Effect”).

3.2     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, its officers and directors and no further action is required by such parties in connection therewith other than the filings referred to in Section 3.6 hereof and obtaining the Stockholder Approval. This Agreement and the Warrants have been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with their terms.

3.3     No Violations. The Company is not (i) in violation of its charter, bylaws, or other organizational document; (ii) in violation of any applicable law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or (iii) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.

3.4     Governmental Permits, Etc. The Company has all necessary franchises, licenses, certificates and other authorizations from any applicable government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in the ASX Documents (as defined in Section 3.9 hereof), except where the failure to currently possess such would not have a Material Adverse Effect.

3.5     No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any of its Subsidiaries’ certificates or articles of incorporation, by-laws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its Subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any of Subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have a Material Adverse Effect.

3.6     Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, deliver and performance by the Company of this Agreement, other than filings with the Commission, filings pursuant to applicable state securities laws and Regulation D, and with the ASX required by the Exchange Act, the Corporations Act and the Listing Rules, respectively, as a result of the transactions contemplated hereby, and those that have been made or obtained prior to the date of this Agreement.

3.7     Issuance of the Shares; Capitalization.

(a)     Upon receiving the Stockholder Approval, the Shares to be issued at the Closing will be duly authorized for issuance and sale to the Investors pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, the Shares will be duly and validly issued and fully paid and non-assessable.

(b)     Upon receiving the Stockholder Approval, the Warrant Shares will be duly and validly authorized and reserved for issuance upon exercise of the Warrants, including the reservation of a sufficient number of shares of Common Stock for all Warrant Shares, and, when issued and delivered by the Company to the holder of such Warrant against payment of the consideration set forth therein, the Warrant Shares will be duly and validly issued and fully paid and non-assessable.

(c)     All of the shares of the Company’s Common Stock issued prior to the date of this Agreement have been duly and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(d)     Without limiting any other representations set forth in this Agreement, no preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Shares or the issuance and sale thereof. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. The issuance and sale of the Shares will not result in a right of any current holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Except for options issued to officers, directors, employees and consultants of the Company under its employee benefit plans or as otherwise set forth in the ASX Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

3.8     Secondary Sales. The Case 1 exemption in section 708A(5) of the Corporations Act applies in relation to the Shares issued under this Agreement and:

(a)     the Shares issued under this Agreement are in a class of securities that are capable of conversion into CDIs of the Company which:

(i)     are quoted securities (as defined in the Corporations Act) of the Company at all times in the three (3) months before the date of issue; and

(ii)     have been quoted on a financial market operated by ASX without being suspended from trading for more than a total of five (5) trading days during the shorter of the period during which the class of securities were quoted, and the period of twelve (12) months before the date of issue of the Shares issued under this Agreement.

(b)     no exemption under section 111AS or 111AT of the Corporations Act or order under sections 340 or 341 of the Corporations Act, does or will cover the Company, or any Person, as a director or auditor of the Company, at any time in the relevant period referred to in paragraph (a)(ii);

(c)     ASIC has not, and will not before the date of issue of the Shares issued under this Agreement, make a determination for contravention by the Company within the previous twelve (12) months of any of the provisions listed in section 708A(2) of the Corporations Act; and

(d)     each offer for sale and each sale of Shares under this Agreement will not be an offer or sale to which sections 707(3) or 707(4) of the Corporations Act applies so as to require the offeror or seller to prepare and lodge with ASIC a prospectus or other document relating to the offer or sale.

3.9     Continuous Disclosure; Reporting Status. The Company has complied with the continuous disclosure requirements under the Listing Rules and has made or lodged all required disclosures with the ASX (the “ASX Documents”), other than the disclosures set forth on Schedule 1 hereto, which disclosures will be made in compliance with the Listing Rules. The information contained in all of the Company’s continuous disclosures, periodic disclosures, and particular disclosures under the Listing Rules, as of the date of each such disclosure, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

3.10     Financial Statements.

(a)     The financial statements lodged by the Company with ASX in accordance with the Listing Rules on February 15, 2008 (i) give a true and fair view of the financial position, assets, liabilities and profits and losses of the Company as at the relevant balance date and are not misleading or deceptive in any material respect and (ii) present fairly, in accordance with US Generally Accepted Accounting Principles (“GAAP”), the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company except that the unaudited interim financial statements, if any, were or are subject to normal and recurring year-end adjustments that are not expected to be material in amount. All financial statements lodged by the Company with ASX in accordance with the Listing Rules, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements and except as disclosed in the ASX Documents, as applicable. The other financial information contained in the ASX Documents has been prepared on a basis consistent with the financial statements of the Company. As of their respective dates, the financial statements of the Company included in the ASX Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the ASX with respect thereto.

(b)     Except as set forth in any ASX Documents or Schedule 1 hereto, there are no obligations of the Company to officers, directors, stockholders or employees of the Company or its subsidiaries other than (i) for payment of salary for services rendered and for bonus payments; (ii) reimbursements for reasonable expenses incurred on behalf of the Company; and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

3.11     Absence of Certain Changes. Since December 31, 2007, except as set forth in any ASX Documents or set forth on Schedule 1 hereto, there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, and the Company has not (i) varied its business plan or practices, in any material respect, from past practices, except for the proposed acquisition of Neosil, Inc., as announced by the Company on June 10, 2008, (ii) entered into any material financing, joint venture, license or similar arrangements or (iii) suffered or permitted to be incurred any liability or obligation against any of its properties or assets that would limit or restrict its ability to perform its obligations hereunder.

3.12     Absence of Litigation; Disagreements with Advisors. There is no Proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or, to the knowledge of the Company, otherwise involving the Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject, including ordinary routine litigation incidental to the Company’s conduct of its business, would not be reasonably likely to result in a Material Adverse Effect. There are no material disagreements presently existing between the accountants formerly or presently employed by the Company.

3.13     Securities Laws. Assuming that the representations of each of the Investors set forth in Article IV below are true and correct, the offer, sale, and issuance of the Units in conformity with the terms of this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and from the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Investors are resident, based upon their addresses set forth on Exhibit A, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions. Neither the Company nor any of its officers, employees, agents, directors or stockholders has (i) engaged in any “general solicitation,” as defined in Regulation D promulgated under the Securities Act, (ii) “published” any “advertisement,” as defined in the California Corporate Securities Act of 1968, as amended, and the regulations thereunder or (iii) offered the Units to any person who is not an “accredited investor,” as defined in the Securities Act, in connection with the offer and sale of the Units, other than non-U.S. Persons in compliance with Regulation S promulgated under the Securities Act. Except in compliance with Regulation D promulgated under the Securities Act, neither the Company nor any of its officers, employees, agents, directors, stockholders or any persons acting on the Company’s behalf, has engaged or will engage in any directed selling efforts (as defined in Regulation S promulgated under the Securities Act) in the United States in connection with the offer and sale of the Shares.

3.14     Underwriting Fee. No agent, broker, underwriter, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3.15     Intellectual Property. Except as specifically disclosed in the ASX Documents (i) the Company owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems, processes or procedures) (collectively, “Intellectual Property”) described or referred to in the ASX Documents as owned or possessed by them or that are necessary for the conduct of its business as now conducted as described in the ASX Documents except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) to its knowledge, the Company is not infringing, and has not received any notice of any asserted infringement by the Company of any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) the Company has not received any notice of, and has no knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company, individually or in the aggregate, would have a Material Adverse Effect.

3.16     Disclosure. The representations and warranties of the Company contained in this Section 3, as of the date hereof and as of the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.17     Company not an “Investment Company”. The Company has been advised of the rules and requirements under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.18     Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the United States Foreign Corrupt Practices Act of 1977, as amended.

3.19     Taxes. The Company has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not have a Material Adverse Effect. No material controversy with respect to taxes of any type with respect to the Company is pending or, to the Company’s knowledge, threatened. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against it that would have a Material Adverse Effect.

3.20     Benefits. The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each

“plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (within the meaning of Section 4043 of ERISA) has occurred with respect to any “Employee Benefit Pension Plan” (as defined in Section 3(2) of ERISA) for which the Company could have any liability. The Company has never maintained, established, sponsored, participated in, or contributed to, any “plan” (as defined in Section 3(3) of ERISA), subject to Section 210 of ERISA.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally for itself, and not jointly with the other Investors, represents and warrants to the Company, that as of the date of this Agreement and as of the Closing Date:

4.1     Organization; Authority. Such Investor (i) if a legal entity, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has the requisite corporate or partnership power and authority, as applicable, to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution, delivery and performance of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of Investor. This Agreement has been duly executed such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2     Experience of Investor. Such Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Units and, at the present time, is able to afford a complete loss of such investment.

4.3     General Solicitation. Such Investor is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement or as a result of any filing by the Company with the Commission, and such Investor did not see or become aware of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement prior to July 9, 2008. Such Investor understands and acknowledges that its discussions with the Company and any other written information provided by the Company, if any, (i) were intended to describe the aspects of the

Company’s business and prospects which the Company believes to be material, but were not necessarily an exhaustive description and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.

4.4     Access to Information. Such Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Units and the merits and risks of investing in the Units, (ii) adequate access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

4.5     Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency, whether domestic or foreign, has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

4.6     Status of Investor. Such Investor is either (i) an “accredited investor” within the meaning of the Rule 501 of Regulation D, as presently in effect, under the Securities Act or (ii) a “non-U.S. Person” within the meaning of Rule 902(k) of Regulation S. If such Investor is a non-U.S. Person, such Investor further represents that:

(a) Such Investor (i) is not a “U.S. Person” and is not acquiring the Units for the account of any “U.S. Person,” (ii) no director or executive officer of such Investor is a national or citizen of the United States and (iii) such Investor is not otherwise deemed to be a “U.S. Person” within the meaning of Rule 902(k) of Regulation S.

(b) Such Investor is either a “Sophisticated Investor” within the meaning of section 708(8) or a “Professional Investor” within the meaning of section 708(11) of the Corporations Act.

(c) Such Investor was not formed specifically for the purpose of acquiring the Units purchased pursuant to this Agreement.

(d) Such Investor acknowledges that it will not be afforded the protection of Section 11 of the Securities Act and that, pursuant to Regulation S, the Units may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder.

(e) Such Investor agrees that it will neither offer nor sell any Shares or Warrant Shares during the Distribution Compliance Period to “U.S. Persons.” Such Investor will, after the expiration of the Distribution Compliance Period, offer, sell, pledge or otherwise transfer any of the Shares or Warrant Shares only in accordance with Regulation S, following the effective date of a registration statement registering the resale of the Shares and Warrant Shares, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws. The transactions contemplated by this Agreement have neither been pre-arranged with a purchaser who is in the United States or who is a “U.S. Person,” nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

(f) Such Investor agrees that it will not engage in any hedging transition with respect to the Shares or Warrant shares, except in compliance with the Securities Act.

(g) The offer leading to the sale evidenced hereby was made in an “offshore transaction.” For purposes of Regulation S, such Investor understands that an “offshore transaction,” as defined under Regulation S, is any offer or sale not made to a person in the United States and either (i) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States or (ii) for purposes of (A) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (B) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

(h) Neither such Investor nor any affiliate or any Person acting on such Investor’s behalf, has made or is aware of any “directed selling efforts” in the United States, as defined in Rule 902(c) of Regulation S.

(i) Such Investor understands that the Company is the seller of the Units which are the subject of this Agreement, and that, for purpose of Regulation S, a “distributor” is any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any Person directly or indirectly controlling, controlled by or under common control with any person in question. Such Investor agrees that such Investor will not, during the Distribution Compliance Period set forth under Rule 903(b)(iii)(A) of Regulation S, act as a distributor, either directly or through any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Shares or Warrant Shares other than to a non-U.S. Person.

(j) Such Investor acknowledges that the Company will refuse to register any transfer of the Shares or Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to the Securities Act or pursuant to an available exemption from registration.

(k) Such Investor acknowledges that until (i) the Shares or Warrant Shares may be sold in compliance with Regulation S or (ii) such time as the resale of the Shares or Warrant Shares has been registered under the Securities Act, the certificates representing the Shares or Warrant Shares will bear a restrictive legend as set forth below in Section 4.9 (and a stop-transfer may be placed against transfer of the certificates).

4.8     Restricted Securities. Such Investor understands and acknowledges that the Units, including the Shares and Warrant Shares, have not been registered under the Securities Act, are being sold in reliance upon an exemption from registration afforded by Regulation S and Regulation D, as applicable, and that the Units have not been registered with any state securities commission or authority and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemption, as applicable, and the eligibility of such Investor to acquire the Units.

4.9     Legends. Such Investor acknowledges that, to the extent applicable, each certificate evidencing the Shares or Warrant Shares shall be endorsed with the legends substantially in the form set forth below, as well as any additional legend imposed or required by the Company’s by-laws or applicable state securities laws. For Shares and Warrant Shares sold in reliance of the exemption provided by Regulation D, the legend shall read as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF HOLDER’S COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

For Shares and Warrant Shares sold in reliance of the exemption provided by Regulation S, the legend shall read as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN “OFFSHORE TRANSACTION” IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE UNITED STATES, OR TO, OR FOR, THE ACCOUNT OF, OR BENEFIT OF, A U.S. PERSON, OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) OTHER THAN (1) IN ACCORDANCE WITH REGULATION S, (2) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY AN OPINION OF HOLDER’S COUNSEL TO THE COMPANY, OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH EXEMPTION IF AVAILABLE.

The legends set forth above will be removed and the Company will issue book-entry shares or a stock certificate without the legend to the holder of any certificate upon which it is stamped, in accordance with the terms of Article VII hereof.

4.10     Economic Risk. Such Investor understands, acknowledges and agrees that it must bear the economic risk of its investment in the Units for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Securities, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

4.11     Purchase For Own Account. Such Investor is acquiring the Units for investment for such Investor’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Units.

4.12     Section 11 Liability. Such Investor acknowledges and understands that in connection with the issuance of the Units, it does not have the protection of Section 11 of the Securities Act.

4.13     Registration Withdrawal. Such Investor understands that a registration statement for the Common Stock was filed and later withdrawn by the Company on June 9, 2008.

ARTICLE V

REGISTRATION RIGHTS

5.1       Company’s Obligations.

(a)     The Company covenants and agrees that: (i) (subject to the provisions of this Article V), it will prepare and file with the Commission, on or before November 30, 2008 (the “Filing Deadline”), a registration statement on Form S-1 (the “Registration Statement”) registering the resale of all of Registrable Securities by the Investors in an offering to be made on a continuous basis pursuant to Rule 415. The Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Act by no later than March 30, 2009 (the “Effectiveness Deadline”), and to keep the Registration Statement continuously effective until the earlier of (A) such time that all of the Registrable Securities have been sold pursuant to the Registration Statement and (B) such time as all the Registrable Securities held by non-affiliates of the Company may be resold to the public in accordance with Rule 144 under the Securities Act where no conditions of Rule 144 are then applicable (other than the holding period requirement of paragraph (d) of Rule 144). If (i) the Registration Statement is not filed with the Commission prior to or on the Filing Deadline or (ii) the Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Deadline (each such event, a “Registration Default”), then in each such case the Company will make pro rata payments to each Investor that continues to hold Registrable Securities, as liquidated damages and not as a penalty, in an amount equal to 1.0% per month of the aggregate purchase price paid by such Investor for each Unit then held by such Investor for each thirty (30) calendar day period following the Registration Default to but excluding the day on which such Registration Default has been cured; provided, however that in no event shall the aggregate liquidated damages payable by the Company to the Investors exceed 12.0% of the aggregate purchase price paid by such Investor for all Common Stock and Warrants acquired by such Investor pursuant to the Purchase Agreement. The amounts payable as liquidated damages pursuant to this paragraph shall be paid in lawful money of the United States within fifteen (15) calendar days of the last day of each thirty (30) calendar day period following the commencement of a Registration Default until the termination of such Registration Default. In addition, the Company shall timely supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for the Registration Statement or if required by the Securities Act. If (i) at any time when a prospectus relating to Registrable Securities is required to be made available under the Securities Act, the Company discovers that, or any event occurs as a result of which, the prospectus (including any supplement thereto) included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the Commission issues any stop order suspending the effectiveness of the Registration Statement or proceedings are initiated or threatened for that purpose, then the Company shall promptly deliver a written notice to such effect to each Holder, and each Holder shall immediately upon receipt of such notice discontinue its disposition of Registrable Securities pursuant to the Registration Statement until the copies of the supplemented or amended prospectus contemplated by the immediately following sentence is made available and, if so directed by the Company, shall deliver to the Company (at the Company’s expense), if applicable, all copies, other than permanent file copies, then in such Holder’s possession of the prospectus or prospectus supplement relating to such Registrable Securities current at the time of receipt of such notice. As promptly as practicable following the event or discovery referred to in clause (i) of the immediately preceding sentence, the Company shall prepare and file with the Commission an amendment or supplement to the Registration Statement and shall prepare and make available to each Holder the corresponding amendment or supplement of such prospectus so that, as thereafter made available to purchasers of such Registrable Securities, neither such Registration Statement nor prospectus shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary in this Article V, if the filing or maintenance of the Registration Statement would require the Company to make a disclosure that would, in the good faith, reasonable judgment of the Company’s board of directors, have a Material Adverse Effect on the Company, the Company shall have the right, upon delivery to each Holder of a certificate executed by the Company’s chief executive officer certifying the board of directors’ finding (a “Blackout Notice”) to delay the filing (but not the preparation) of the Registration Statement or of any amendment or supplement thereto, to suspend its obligation to maintain the effectiveness of the Registration Statement and to suspend the use of any prospectus or prospectus supplement in connection with the Registration Statement, in each case for a reasonable amount of time not to exceed thirty (30) days (the “Blackout Period”) within the ninety (90) day period beginning on the first day of a Blackout Period. Notwithstanding the foregoing, the Company shall not deliver any subsequent Blackout Notice or commence any subsequent Blackout Period while any current Blackout Period is still in effect. Each Holder agrees that upon receipt of a Blackout Notice, it shall immediately cease all efforts to dispose of Registrable Securities pursuant to the Registration Statement until such time as the Company shall notify it of the end of such restrictions or, if earlier, the expiration of the Blackout Period.

(b)     Notwithstanding Section 5.1(a), if the Commission prevents the Company from including any or all of the Registrable Securities on a Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Holders (a “Rule 415 Limitation”), the Registration Statement shall register the resale of a number of shares of Common Stock which is equal to the maximum number of shares as is permitted by the Commission, and, subject to the provisions of this Section 5.1(b), the Company shall continue to use its commercially reasonable efforts to register all remaining Registrable Shares as set forth in Section 5.1(a). In such event, the number of shares of Registrable Securities to be registered for each Holder in the Registration Statement shall be reduced pro rata among all Holders. The Company shall continue to use its commercially reasonable efforts to register all remaining Registrable Shares as promptly as practicable in accordance with the applicable rules, regulations and guidance of the Commission, but in no event will the Company file a subsequent Registration Statement with respect to the registration of the resale of Registrable Shares held by the Holders earlier than one hundred eighty (180) calendar days following the effective date of the initial Registration Statement. Notwithstanding anything herein to the contrary, if the Commission, by written comment or otherwise, limits the Company’s ability to file, or prohibits or delays the filing of, a Registration Statement with respect to any or all the Registrable Shares (a “Subsequent Limitation”), it shall not be a breach or default by the Company under this Agreement, shall not be deemed a failure by the

Company to use “reasonable efforts,” “commercially reasonable efforts” or “best efforts” as set forth above or elsewhere in this Agreement.

5.2     Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Article V will be borne by the Company; provided, however, the Company shall not bear the costs and expenses of brokerage fees or transfer taxes for any Investor, or the fees and expenses of any attorneys, accountants or other representatives retained by any Holder other than the reasonable fees and expenses, not to exceed $10,000, incurred by a single law firm selected by the Holder(s) in connection with such law firm’s representation of such Holder(s) in any registration effected in compliance with this Article V.

5.3     Indemnification.

(a)     The Company agrees to indemnify each Holder, its officers, directors and agents and each person who “controls” such Holder within the meaning of the Securities Act and the Exchange Act (each, an “Indemnified Holder”), against losses, claims, damages, including amounts incurred in settlement, liabilities and expenses arising out of, based upon or resulting from any breach by the Company of any of its representations, covenants, agreements or obligations contained in this Agreement, any untrue statement or alleged untrue statement of a material fact in this Agreement or any Registration Statement covering the Registrable Securities or any prospectus which forms a part of such Registration Statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, and in the case of a prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission contained in any Registration Statement covering the Registrable Securities or any prospectus which forms a part of such Registration Statement that is based upon information furnished in writing to the Company by such Indemnified Holder or its representative expressly for the use therein.

(b)     Each Holder participating in a registration agrees to indemnify, severally and not jointly, the Company, its directors, officers and agents and each person who “controls” the Company (within the meaning of the Securities Act and the Exchange Act) against losses, claims, damages, liabilities and expenses resulting from any breach by such Holder of any of its representations, covenants, agreements or obligations contained in this Agreement, any untrue statement or alleged untrue statement of a material fact in any Registration Statement covering the Registrable Securities or any prospectus which forms a part of such Registration Statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, and in the case of a prospectus, in light of the circumstances under which they were made, not misleading, to the extent, and only to the extent, that any such loss, claim, damage, liability or expense arises out of, is based upon or results from any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon, in reliance on and in conformity in all material respects with, information furnished in writing to the Company by such Holder or its representative expressly for use therein. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)     Any Person entitled to indemnification hereunder will: (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding Sections 5.3(a) or 5.3(b), as applicable, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice, and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to the entry of any judgment or to enter into any settlement, unless such judgment or settlement is solely for monetary damages and includes an unconditional release from all liability in respect of such claim or litigation in favor of the indemnifying party. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim.

(d)     If for any reason the indemnification provided for in Sections 5.3(a) or 5.3(b), as applicable, is unavailable to an indemnified party as contemplated by such section, then the indemnifying party, in lieu of indemnification, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that in no event shall the liability of any selling Holder under this Section 5.3(d) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

5.4     Holders’ Obligations. In connection with the registration rights granted pursuant to this Article V, each Holder shall:

(a)     furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities at least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement;

(b)     cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from the Registration Statement;

(c)     comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to a Registration Statement; and

(d)     if participating in an underwritten public offering, enter into and perform such Holder’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering, and will take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of its Registrable Securities from such Registration Statement.

ARTICLE VI

OTHER AGREEMENTS OF THE PARTIES

6.1     Short Sales. Each Investor has, not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, executed any Short Sales in the securities of the Company, nor will any Investor, at any time, use any of the Securities to cover any short position in the Common Stock. Additionally, each Investor understands and acknowledges that the Commission currently takes the position that coverage of short sales of the Common Stock “against the box” prior to the effective date of the Registration Statement issuable hereunder is a violation of Section 5 of the Securities Act, as set forth in Item 65 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

6.2     Other obligations of the Company. The Company shall:

(a)     upon the execution of this Agreement, make an announcement on the ASX Announcements Platform regarding the execution of this Agreement;

(b)     in relation to any Securities issued under this Agreement, give to ASX, as soon as practicable following the relevant issue, an Appendix 3B notifying ASX of the issue of Securities which has been made in accordance with the Listing Rules; and

(c)     at such time as (i) the Registrable Securities may be sold pursuant to a Registration Statement or (ii) all Registrable Securities held by non-affiliates of the Company may be resold to the public in accordance with Rule 144 under the Securities Act where no conditions of Rule 144 are then applicable (other than holding the holding period requirement of paragraph (d), which holding period requirement must be satisfied at such time), the Company shall, if requested in writing by any Investors who have or intend to convert their Shares to CDIs (and subject to applicable law) apply for the quotation of such CDIs on ASX no later than five (5) Business Days after the date of such notice in accordance with the Listing Rules, with the Company being responsible to pay all fees, costs and expenses associated with such application for quotation and with listing on ASX.

6.3     Investor Designee. Immediately following the Closing, the Company shall use its best efforts to nominate and cause to be appointed as a Class II director on the Company’s board of directors, one individual designated by GBS Venture Partners Pty (the “Investor Designee”). The initial Investor Designee shall be Dr. Joshua Funder.

ARTICLE VII

TRANSFER AGENT INSTRUCTIONS; REMOVAL OF LEGENDS

7.1     Book Entry / Certificate Delivery. The Company will, or will instruct its transfer agent to, (i) at the Closing, issue book-entry shares of stock or, if requested by such Investor, prepare and deliver a stock certificate, representing the shares issued in the name of, and registered to the account of, each Investor on the records of the Company’s transfer agent for its Common Stock, and (ii) upon exercise of a Warrant by an Investor, in accordance with its terms, issue book-entry shares of stock or, if requested by such Investor, prepare and deliver a stock certificate, representing Warrant Shares, issued in the name of, and registered to the account of, such Investor, on the records of the Company’s transfer agent for its Common Stock. All such book-entry shares or stock certificates will bear the applicable restrictive legend described in Section 4.9, except as otherwise specified in this Article VII. The Company will not give to its transfer agent any instruction other than as described in this Article VII and stop transfer instructions to give effect to Section 4.7(i) hereof (prior to registration of the Shares or Warrant Shares under the Securities Act). Nothing in this Article VII affects in any way such Investor’s obligations to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares or Warrant Shares.

7.2     Unrestricted Securities. If, unless otherwise required by applicable state securities laws, (i) the Shares or Warrant Shares represented by a book-entry shares or certificates have been registered under an effective Registration Statement filed under the Securities Act, (ii) a Holder of Shares or Warrant Shares provides the Company and its transfer agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such shares may be made without registration under the Securities Act and such sale either has occurred or may occur without restriction on the manner of such sale or transfer, (iii) such Holder provides the Company and its transfer agent with reasonable assurances that the Holder has sold such Shares or Warrant Shares under Regulation S, if applicable, or (iv) the Shares or Warrant Shares represented by a certificate can be sold without restriction as to the number of securities sold under Regulation S, if applicable, the Company will (x) in the event of (i) or (ii) above, authorize its transfer agent to remove any restrictive legend relating to the transferability of such securities under the Securities Act, (y) in the event of (i) or (ii) above, permit the issuance to such Holder of replacement book-entry shares or a stock certificate representing such shares without any such restrictive legend and (z) permit the transfer of the Shares or Warrant Shares by such Holder to a third party, upon such Holder’s request.

ARTICLE VIII

CONDITIONS PRECEDENT; TERMINATION

8.1     Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue and sell the Units to each Investor at the Closing is subject to the satisfaction by such Investor, on or before the Closing Date, of each of the following conditions. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)       The Company shall have obtained the Stockholder Approval.

(b)       The representations and warranties of such Investor must be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be true and correct as of such date).

(c)       Such Investor shall have performed, satisfied and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing.

(d)       No statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement, and which could, individually or in the aggregate, have a Material Adverse Effect.

(e)       Each Investor shall have executed and delivered to the Company, an officers certificate, signed by an authorized officer of such Investor, representing to the Company that the representations and warranties of such Investor made in Section 4 hereof are true and correct as of the Closing.

8.2     Conditions Precedent to the Obligations of each Investor. The obligation of each Investor to purchase the Units from the Company at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions. These conditions are for each Investor’s benefit and may be waived by each Investor at any time in its sole discretion.

(a)       The Company shall have obtained the Stockholder Approval.

(b)       The aggregate proceeds to be received by the Company from all Investors pursuant to this Agreement shall be at least $23,000,000.

(c)       The representations and warranties of the Company must be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be true and correct as of such date).

(d)       The Company shall have performed, satisfied and complied in all material respects with each covenant, agreement and condition required hereby to be performed, satisfied or complied with by the Company at or prior to the Closing.

(e)       None of the following shall have occurred prior to the Closing:

(i)       adoption by the Company’s board of directors of any resolution to effect the winding up of the Company or the commencement of any proceeding against the Company for its winding up and such proceeding is not dismissed or withdrawn before the Closing Date;

(ii)       the Company suspends payment of its debts generally; or

(iii)       any event or condition which has or will have a Material Adverse Effect on the Company.

(f)       No statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement, and which could, individually or in the aggregate, have a Material Adverse Effect.

(g)         The Company shall have provided to the Investors a certificate signed by an officer of the Company, dated as of the Closing Date, stating that the conditions referred to above in Section 8.2(a) – (f) have been satisfied.

(h)         The Company shall have executed and delivered a registration rights agreement, in the form attached hereto as Exhibit C, for execution by those certain Investors named therein.

(i)         Latham & Watkins LLP, counsel to the Company, shall have provided to the Investors, in a form reasonably acceptable to the Investors, a signed copy of a legal opinion containing the statements set forth on Exhibit D hereto.

8.3     Termination.

(a)         The obligations of the parties under this Agreement shall terminate (i) upon mutual written consent of the parties, or (ii) if the Stockholder Approval has not been obtained by October 31, 2008, unless extended by mutual written consent of the parties prior to such date.

(b)         In the event of termination by any Investor of its obligations to effect the Closing pursuant to this Article VIII (such Investor, a “Non-Participating Investor”), written notice thereof shall forthwith be given by the Non-Participating Investor to the Company and the other Investors, and each other Investor shall have the right (but not the obligation) to purchase a pro rata portion of the Non-Participating Investor’s allocated portion of the total number of Units to be acquired by all Investors under this Agreement (or such greater portion of the Non-Participating Investor’s allocated portion of the Units as otherwise agreed to among each of the other Investors electing to purchase a portion of the Non-Participating Investor’s allocated portion of the Units). Nothing in this Article VIII shall be deemed to terminate the Company’s other obligations under this Agreement and the transactions contemplated hereby, or to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

ARTICLE IX

MISCELLANEOUS

9.1     Fees and Expenses. Each of the parties shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby; provided, however, that the Company shall pay up to an amount equal to $22,500 of the reasonable fees and expenses incurred by Bingham McCutchen LLP, counsel to certain of the Investors based in the United States, incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

9.2     Governing Law; Jurisdiction; Jury Trial Waiver. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States federal and state courts located in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

9.3     Counterparts; Signatures by Facsimile. This Agreement may be executed in several counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

9.4     Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

9.5     Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

9.6     Entire Agreement. This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

9.7     Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9.8       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this section prior to 6:30 p.m. (New York Time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this section on a day that is not a Business Day or later than 6:30 p.m. (New York Time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Philip Moody Chief Financial Officer Peplin, Inc. 6475 Christie Avenue Emeryville, CA 94608 Fax: (510) 653-9704

With a copy to:	B. Shayne Kennedy Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 Fax: (714) 755-8290

All correspondence to the Investors shall be sent to such Investors at their respective address set forth on Exhibit A.

Each party will provide written notice to the other parties of any change in its address in accordance with the notice provisions hereof.

9.9       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Investors may not assign this Agreement without the prior written consent of the Company, which may be given in its sole discretion.

9.10     No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.11     Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.12     No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.13     No Merger. No terms of this Agreement merge on the issue of any Shares or Warrants.

9.14     Limitation of Liability and Obligations.

  (a)       Subject to Section 9.14(c), GBS Venture Partners Pty Ltd enters into this Agreement only in its capacity as trustee of the GBS BioVentures IV Trust (the “Trust”) and in no other capacity. A liability arising under or in connection with this Agreement is limited to, and can be enforced against GBS Venture Partners Pty Ltd only to the extent to which it can be satisfied out of the assets of the Trust out of which GBS Venture Partners Pty Ltd is actually indemnified for the liability. This limitation of GBS Venture Partners Pty Ltd’s liability applies despite any other provision of this Agreement and extends to all liabilities and obligations of GBS Venture Partners Pty Ltd in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

  (b)       Subject to Section 9.14(c), no party may sue GBS Venture Partners Pty Ltd in any capacity other than as trustee of the Trust, including seek the appointment of a receiver (except in relation to property of the Trust), a liquidator, an administrator, or any similar person to GBS Venture Partners Pty Ltd or prove in any liquidation, administration or arrangement of or affecting GBS Venture Partners Pty Ltd (except in relation to property of the Trust).

  (c)       The provisions of Sections 9.14(a) and (b) do not apply to any obligation or liability of GBS Venture Partners Pty Ltd to the extent that it is not satisfied because under the deed governing the Trust, or by operation of law, there is a reduction in the extent of GBS Venture Partners Pty Ltd’s indemnification out of the assets of the Trust, as a result of GBS Venture Partners Pty Ltd’s fraud, negligence or breach of trust.

9.15     No Limitation Additional Registrations. Nothing in this Agreement shall limit, in any respect, the Company’s ability to (i) file one or more registration statements with the Commission, registering the resale of any other securities of the Company that are, or may become, outstanding, or (ii) include such other securities on the registration statement contemplated in Section 5.1 hereto.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the undersigned Investor have caused this Agreement to be duly executed as of the date first above written.

COMPANY: PEPLIN, INC.

By:	/s/ Thomas Wiggans
Name: Thomas Wiggans
Title: Chief Executive Officer

INVENTORS:

GBS VENTURE PARTNERS PTY LTD (54 072 515 247) AS TRUSTEE FOR GBS BIOVENTURES IV

By:	/s/ Geoff Brooke
Name: Geoff Brooke
Title: Managing Director

MPM BIOVENTURES IV-QP, L.P.

By: MPM BIOVENTURES IV GP LLC, its General Partner By: MPM BIOVENTURES IV LLC, its Managing Member

Name:	/s/ James Scopa
Title:	Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

By: MPM BIOVENTURES IV GP LLC, in its capacity as the Managing Limited Partner By: MPM BIOVENTURES IV LLC, its Managing Member

Name:	/s/ James Scopa
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

By: MPM BIOVENTURES IV LLC, its Manager

Name:	/s/ James Scopa
Title:	Member

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By: NEA Partners 12, Limited Partnership, its general partner By: NEA 12 GP, LLC, its general partner

Name:	/s/ Charles W. Newhall, III
Title:	Managing Member

ORBIS MIS-ORBIS AUSTRALIA EQUITY FUND

By: its Investment Manager, Orbis Investment Management (Australia) Pty Ltd.

Name:	/s/ Simon Marais
Title:	Director

INTECH AUSTRALIAN SHARES HIGH ALPHA TRUST

By: its Investment Manager, Orbis Investment Management (Australia) Pty Ltd.

Name:	/s/ Simon Marais
Title:	Director

WARAKIRRI ENDEAVOUR FUND

By: its Investment Manager, Orbis Investment Management (Australia) Pty Ltd.

Name:	/s/ Simon Marais
Title:	Director

CONSTRUCTION AND BUILDING UNION SUPERANNUATION FUND

By: its Investment Manager, Orbis Investment Management (Australia) Pty Ltd.

Name:	/s/ Simon Marais
Title:	Director

ASIA UNION INVESTMENTS PTY LTD.

By:	/s/ Chris Abbot
Name: Chris Abbott
Title: Director